Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated July 26, 2008, to this Registration Statement on Amendment No. 2 to Form S-1 of Ayers Exploration Inc. for the registration of shares of its common stock.  We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

LBB & Associates Ltd., LLP
Houston, Texas
January 20, 2009